PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE
BOTTOM PORTION IN THE ENCLOSED ENVELOPE

Proxy — Tortoise Gas and Oil Corporation

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE SPECIAL MEETING OF STOCKHOLDERS – ________, 2009

The undersigned holder of shares of Tortoise Gas and Oil Corporation (the "Fund") appoints David J. Schulte and Terry C. Matlack, or either of them, each with power of substitution, to vote all shares that the undersigned is entitled to vote at the special meeting of stockholders of the Fund to be held on _________, 2009 and at any adjournments or postponements thereof, as set forth on the reverse side of this card, and in their discretion upon any procedural matter that may properly come before the meeting (and any adjournment or postponement thereof).

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN THIS
PROXY PROMPTLY USING THE ENCLOSED POSTMARKED ENVELOPE.

(Continued and to be signed on the reverse side)

Using a black ink pen, mark your votes with an X as shown in     [ X ]

this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE
BOTTOM PORTION IN THE ENCLOSED ENVELOPE

This proxy, when properly executed, will be voted in the manner directed herein and, absent direction, will be voted “FOR” the proposals.  The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any procedural matter related to the proposal that may properly come before the meeting (and any adjournments or postponements thereof), including, but not limited to, voting on adjournment of the meeting in the event that sufficient votes in favor of the proposal are not received.

A.	Proposals - The Board of Directors recommends a vote “FOR” the proposal below.

1.
To approve an Agreement and Plan of Reorganization between the Fund and Tortoise North American Energy Corporation,  the termination of the Fund's registration under the 1940 Act, and the dissolution of the Fund under Maryland law.

      For        Against            Abstain

[    ]             [    ]                    [    ]

2.       Not applicable to the Fund.

3.       Not applicable to the Fund.

B.      Non-Voting Issues

 Change of Name or Address – Please print new information below.                                                                                                                                              Meeting Attendance
Mark box to the right
if you plan to attend the Annual Meeting.

C.	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below
Please sign exactly as your name appears.  If acting as attorney, executor, trustee, or in representative capacity, sign name and indicate title.

Date (mm/dd/yyyy) – Please print date below	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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